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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              HMI INDUSTRIES INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                              HMI INDUSTRIES INC.
                            GENESIS OFFICE BUILDING
                              6000 LOMBARDO CENTER
                            SEVEN HILLS, OHIO 44131
                                 (216) 986-8008

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 8, 2001
                            ------------------------

To the stockholders of

                              HMI INDUSTRIES INC.

     Notice is hereby given that the Annual Meeting of Stockholders of HMI INDUSTRIES INC. (the "Company") will be held on Thursday, March 8, 2001, at 10:00 A.M., Eastern Standard time, at the Genesis Office Building, 6000 Lombardo Center, Seven Hills, Ohio, 44131 for the following purposes:

          1. To elect two directors to hold office for the term expiring in the year 2004.

          2. To ratify the selection by the Board of Directors of the firm of PricewaterhouseCoopers LLP as auditors of the Company for the year ending September 30, 2001.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on January 12, 2001 are entitled to receive notice of and to vote at the Annual Meeting.

     You are invited to attend the meeting and vote. Whether or not you attend the meeting in person, you are requested to sign and date the enclosed proxy card, and mail it to the Company in the enclosed envelope. If you attend the meeting in person, you may withdraw your proxy and vote in person if you so desire.

                                            By Order of the Board of Directors

                                            /s/ John S. Meany, Jr.
                                            John S. Meany, Jr.
                                            Secretary

January 25, 2001

                            YOUR VOTE IS IMPORTANT.
                PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY.

                              HMI INDUSTRIES INC.
                            GENESIS OFFICE BUILDING
                              6000 LOMBARDO CENTER
                            SEVEN HILLS, OHIO 44131
                                 (216) 986-8008
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 8, 2001
                            ------------------------

                                 VOTING RIGHTS

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of HMI Industries Inc. (the "Company") of proxies in accompanying form, both of which are first being mailed to stockholders on approximately January 25, 2001. The record date for the meeting is January 12, 2001. At that date there were 6,689,531 shares of Common Stock issued and outstanding. Each share entitles the holder to one vote on each matter to come before the meeting. The presence in person or by proxy of a majority of the Common Stock issued and outstanding is necessary for a quorum at any meeting of shareholders. Stockholders granting a proxy to vote on one issue but abstaining or withholding authority to vote as to the other issue will be counted for purposes of determining a quorum. Broker "non-votes" will be counted as present for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on that particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Provided a quorum is present, a plurality of votes duly cast will be sufficient to elect directors. Votes that are withheld and broker "non-votes" will have no effect on the balloting for directors. The affirmative vote of a majority of votes cast will be required to ratify the selection of PricewaterhouseCoopers as auditors of the Company. Broker "non-votes" will not be counted in the balloting for auditors, and an abstention will have the same effect as a vote against the auditors. Officers and directors of the Company and their immediate families currently own or control in excess of 47% of the outstanding shares of Common Stock. Such shares should be sufficient to elect the Company's nominees for director and ratify the designation of PricewaterhouseCoopers as auditors of the Company.

     A stockholder giving a proxy may revoke the proxy by notice in writing or in person to the Secretary of the Company before it is exercised. All proxies given and not revoked will be voted at the meeting. If the stockholder has indicated a choice on the proxy with respect to any matters to be voted upon, the shares will be voted as specified. If no choice is specified, the shares will be voted for the nominees for election to the Board of Directors and for the ratification of PricewaterhouseCoopers as auditors of the Company. In the event of the death, disqualification, or inability of any of the director nominees to serve, the shares will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

                             ELECTION OF DIRECTORS

     Two Class C directors have been nominated for a three-year term expiring in the year 2004. Information regarding these nominees for election as director as well as for those directors whose term of office will continue after the Annual Meeting is as follows:

CLASS C DIRECTORS: TO SERVE FOR A THREE YEAR TERM EXPIRING IN 2004.

     John S. Meany, Jr., age 55, became a director in 1986. Mr. Meany is an attorney in private practice and has served as Secretary of the Company since 1995. Mr. Meany previously served as Secretary of the Company from 1986 to 1991, as Vice President-Legal of the Company from 1983 to 1990 and as Vice President and General Counsel from 1990 to 1991.

     Barry Needler, age 52, became a director in 1989. Mr. Needler is a private investor. Since 1991 he has been President and Chief Executive Officer of Steeplechase Corp. and since 1990 he has been President and Chief Executive Officer of Fairway, Inc., both personal holding companies for business investments.

CLASS A DIRECTORS: TERM EXPIRING IN 2002.

     Murray Walker, age 50, became a director in 1998. He has been President of Isetan Management Ltd., a private investment company, since 1988. He has also been President of Simcoe Coach Lines Ltd., a school and charter bus service company, since 1989.

     Ivan Winfield, age 66, became a director in 1995. He is an independent business and financial consultant, and since 1995 also has been an Associate Professor at Baldwin-Wallace College in Berea, Ohio. Mr. Winfield was a partner of Coopers & Lybrand, a predecessor firm to PricewaterhouseCoopers (the Company's auditors) from 1970 to 1994. Mr. Winfield is a director of Boykin Lodging Company, Office Max, Inc. and Rainbow Rentals, Inc.

     Carl H. Young III, age 59, became a director in 1998. He was elected President of the Company in 1998. He previously served as General Counsel and as Vice President and then as Executive Vice President from 1997 to 1998. From 1993 to 1997 he served as Senior Vice President and General Counsel of Anchor Glass Container Corporation, a manufacturer of glass bottles and other containers. In September 1996, a petition was filed in the United States Bankruptcy Court in Delaware by Anchor Glass under Chapter 11 of the Bankruptcy Code in order to restructure the debt of Anchor Glass. Mr. Young was an executive officer of that company at that time.

CLASS B DIRECTORS: TERM EXPIRING IN 2003.

     Robert J. Abrahams, age 74, became a director in 1984. Mr. Abrahams has been President of Crestwood Consultants, a financial consulting company, since 1988. He is a director of Smart Choice Automotive Group.

     Thomas N. Davidson, age 61, became a director in 2000. He has served as Chairman of the Quarry Hill Group, a venture capital firm and personal investment holding company, since 1990. He is a director of Anderson Exploration Ltd., Canop World Wide Corp., Derlan Industries, Ltd. and MDC Corp., Inc.

     James R. Malone, age 58, became a director in 1996. Mr. Malone was elected Chairman of the Board of Directors of the Company in 1996, and was elected as Chief Executive Officer in 1997. From 1993 to 1997 he was Chairman, President and Chief Executive Officer of Anchor Glass Container Corporation, a manufacturer of glass bottles and other containers. In September 1996, a petition was filed in the United States Bankruptcy Court in Delaware by Anchor Glass under Chapter 11 of the Bankruptcy Code in order to restructure the debt of Anchor Glass. Mr. Malone was an executive officer of that company at that time. Mr. Malone also served as Chairman of the Board and Chief Executive Officer of Bliss Manufacturing Company (renamed Bliss Technologies Inc. after its sale in 1998), a former subsidiary of the Company, from 1997 until March 1998. He served as Chairman of the Board of Bliss Technologies

Inc. from March 1998 until February 1999. In January 2000 Bliss Technologies Inc. filed a petition in the United States Bankruptcy Court in Detroit, Michigan under Chapter 11 of the Bankruptcy Act. Mr. Malone is a director of AmSouth Bancorporation and Ametek Inc.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company, on the recommendation of its Audit Committee, has selected PricewaterhouseCoopers LLP, independent certified public accountants, to audit the accounts of the Company for the year ended September 30, 2001. PricewaterhouseCoopers, which has no other relationship to the Company, served as the Company's auditors in 2000. It is intended that the shares represented by proxies in the accompanying form will be voted for the ratification of the selection of PricewaterhouseCoopers unless otherwise specified in the space provided on the proxy. A representative of PricewaterhouseCoopers will attend this meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders.

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held five meetings during 2000. The Board has a standing Audit Committee, Compensation Committee and Executive/Nominating Committee. During 2000, each director attended at least 75% of the meetings of the Board and those committees on which the director served.

BOARD COMMITTEES

     The Audit Committee, which is composed of John S. Meany, Jr. (Chairman), Murray Walker and Ivan Winfield, held two meetings in 2000. The function of the Audit Committee is to evaluate the performance of the independent auditors and to recommend to the Board of Directors the engagement of the independent auditors; to review with the independent auditors the plan and scope of the audit and the related audit fees; to review the audit report with the independent auditors and the Company's financial management; to review the financial statements and the scope and results of the independent auditors' examinations and report such matters to the Board of Directors; to review the adequacy of the Company's internal controls; and to perform such other duties as may be required by the Board of Directors. A copy of the Audit Committee's written charter is attached to this proxy statement as Appendix A. The Company follows the independent director requirements of the Nasdaq Stock Market listing standards. Under this definition, Murray Walker and Ivan Winfield are independent; John Meany is not independent because of his relationship to the Company. See the section entitled "Consulting Agreements" below. The Board of Directors has approved John Meany as a non-independent member of the Audit Committee because the Board believes it is in the best interests of the shareholders due to his educational and professional background and experience and his knowledge of the Company and its history.

     The Compensation Committee in 2000 was composed of Robert J. Abrahams (Chairman), Thomas N. Davidson and Mark A. Kirk, who resigned from the Board of Directors in November, 2000. The Compensation Committee considers matters relating to the compensation of senior officers of the Company, the employee benefit plans of the Company, including the 1992 Omnibus Long-Term Compensation Plan, and such other matters as may be referred to it by the Board of Directors. The Compensation Committee held two meetings in 2000.

     The Executive/Nominating Committee is composed of James R. Malone (Chairman), Barry L. Needler and Ivan Winfield. The Executive/Nominating Committee is authorized to exercise, between meetings of the Board of Directors, the powers of the Board of Directors in the management of business and affairs of the Company, except for those powers reserved by law or resolution to the Board of Directors. The Executive/Nominating Committee also recommends candidates to fill vacancies on the Board of Directors and considers such other matters as may be referred to it by the Board of Directors.

The Executive/Nominating Committee does not consider nominees recommended by security holders. The Executive/Nominating Committee held two meetings in 2000.

COMPENSATION

     A director who is an employee of the Company is not separately compensated for service as a director. Each non-employee director receives a retainer of $20,000 per year, payable quarterly. Each non-employee director also receives $1,000 per meeting for each committee meeting attended and for each Special Board of Directors meeting attended.

     Pursuant to the Company's Omnibus Long-Term Compensation Plan, on the first business day of each calendar year each non-employee director automatically receives an option to purchase 6,000 shares of Common Stock of the Company (as adjusted for stock splits).

CONSULTING AGREEMENTS

     Several members of the Board of Directors have entered into consulting contracts with the Company relating to various matters within their fields of expertise. Information regarding these contracts follows.

     The Company has a consulting agreement with Robert J. Abrahams, a director of the Company, for consulting services relating to retail financing programs for the Company's distributors throughout the world. A total of $50,000 was paid to Mr. Abrahams in 2000 under this agreement.

     The Company paid a management fee in the amount of $37,500 in 2000 to Fairway Inc. for the consulting services of Barry L. Needler relating to various matters requested by the Company. Mr. Needler, a director of the Company, owns a majority of the outstanding shares of Fairway Inc. and is President of that company. The contract with Fairway Inc. expired in December 1999.

     The Company has an agreement with John Meany, a director of the Company, to act as administrator of the Company's Profit Sharing Plan and to act as corporate Secretary of the Company and to oversee the functions of the corporate Secretary's office. Mr. Meany received total of $ 70,000 in 2000 under this agreement.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited financial statements with management; has discussed with PricewaterhouseCoopers LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61; has received and reviewed the written disclosures and letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers its independence from management and the Company. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

                                            For the Audit Committee

                                            John S. Meany, Jr. (Chairman)
                                            Murray Walker
                                            Ivan Winfield

                               SECURITY OWNERSHIP

PRINCIPAL OWNERS OF VOTING SECURITIES

     The following table sets forth the names and share ownership as of January 12, 2001 of those persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the Company's outstanding Common Stock based upon information furnished to the Company by such person. Each beneficial owner has sole power to vote and dispose of the shares indicated, except as otherwise stated.

                                                   AMOUNT &
              NAME AND ADDRESS OF                 NATURE OF
               BENEFICIAL OWNERS                  BENEFICIAL       PERCENT OF
             AS OF JANUARY 12, 2001               OWNERSHIP       COMMON STOCK
             ----------------------               ----------      ------------
Barry L. Needler                                  1,861,500(1)       27.82%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5
Steeplechase Corp.(2)                             1,709,250          25.55%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5
Kirk W. Foley                                       555,016(3)        8.30%
2045 Lakeshore Blvd., #3507
Toronto, Ontario M8V 2Z6
Amherst Tanti U.S. Inc.(4)                          520,148           7.78%
2045 Lakeshore Blvd., #3507
Toronto, Ontario M8V 2Z6
James R. Malone                                     547,147(5)        7.85%
HMI Industries Inc.
6000 Lombardo Center
Seven Hills, OH 44131
John S. Meany, Jr.                                  543,479(6)        8.11%
9200 S. Winchester Ave.
Chicago, Illinois 60620
Dimensional Fund Advisors                           368,075           5.50%
1299 Ocean Drive
Santa Monica, CA 90401
Thomas N. Davidson                                  359,692           5.38%
7 Sunrise Cay Drive
Key Largo, FL 33037
Gary W. Moore                                       356,694(7)        5.33%
FoxMoore Farms
3870 N. 3000 W. Road
Bourbonnais, IL 60914

---------------

(1) Includes shares owned of record and beneficially by Fairway Inc. (150,750 shares) and Steeplechase Corp. (1,709,250 shares). Mr. Needler controls these corporations and serves as a Director and Chief Executive Officer of these corporations. Also includes 1,500 shares subject to issuance of stock options exercisable within 60 days hereof.

(2) Mr. Needler is the President and Chief Executive Officer of Steeplechase
    Corp.

(3) Includes 520,148 shares owned of record by Amherst Tanti U.S. Inc. and 10,300 shares in a retirement fund.

(4) Amherst Tanti U.S. Inc. is owned by Kirk W. Foley and his wife. Mr. Foley serves as President of this corporation.

(5) Includes 282,666 shares subject to issuance upon the exercise of stock options exercisable within 60 days hereof. Also includes 11,000 shares owned by his wife, beneficial ownership of which is disclaimed.

(6) Includes 15,000 shares subject to issuance upon the exercise of stock options exercisable within 60 days hereof. Also includes 6,750 shares owned by his wife, beneficial ownership of which is disclaimed.

(7) Includes 75,000 shares owned jointly with his wife.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of January 12, 2001, information concerning the number of shares of Common Stock beneficially owned by each director, each nominee for director, each named executive officer, and by all executive officers and directors as a group. The totals shown below for each person and for the group include shares held personally, shares held by immediate family members, and shares acquirable within sixty days of the date hereof by the exercise of stock options.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

                                        DIRECT         EXERCISABLE
      NAME OF BENEFICIAL OWNER         OWNERSHIP       OPTIONS(2)         TOTAL        PERCENT(3)
      ------------------------        -----------      -----------      ---------      ----------
Robert J. Abrahams                         43,560(4)      15,000           58,560            *
Thomas N. Davidson                        359,692              0          359,692         5.38%
James R. Malone                           264,481(5)     282,666          547,147         7.85%
Julie McGraw                               19,500(6)      39,000           58,500            *
John S. Meany, Jr.                        528,479(7)      15,000          543,479         8.11%
Joseph L. Najm                             22,000          3,333           25,333            *
Barry L. Needler                        1,860,000(8)       1,500        1,861,500        27.82%
Murray Walker                               6,100(9)       4,500           10,600            *
Ivan Winfield                              15,000(10)    115,000          130,000         1.91%
Carl H. Young III                          60,200        141,666          201,866         2.96%
All Executive Officers and Directors
  as a Group                            3,179,012        617,665        3,796,677        51.96%

---------------

 (1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

 (2) Represents shares subject to stock options that are currently exercisable or become exercisable within 60 days hereof.

 (3) Unless otherwise indicated, the percentage of Common Stock owned is less than one percent of the Common Stock outstanding.

 (4) Includes 42,885 shares held in his Individual Retirement Account.

 (5) Includes 11,000 shares owned by his wife, beneficial ownership of which is disclaimed.

 (6) Includes 6,500 unvested restricted shares over which she does not exercise any investment power.

 (7) Includes 6,750 shares owned by his wife, beneficial ownership of which is disclaimed.

 (8) Shares are owned of record and beneficially by Fairway Inc. (150,750 shares) and Steeplechase Corp. (1,709,250 shares). These corporations are controlled by Mr. Needler.

 (9) Shares are held in a retirement plan.

(10) Includes 12,200 shares held in a retirement plan.

                              EXECUTIVE COMPENSATION
 INTRODUCTION

     The following table sets forth for each of the years 1998, 1999 and 2000 the respective amounts of compensation for the Chief Executive Officer and the most highly compensated executive officers of the Company as of September 30, 2000 whose compensation exceeded $100,000.

                                               ANNUAL COMPENSATION                    LONG TERM
                                       -----------------------------------     COMPENSATION AWARDS(4)
                                                              OTHER ANNUAL   ---------------------------
           NAME AND                                           COMPENSATION   RESTRICTED        STOCK        ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY(1)   BONUS(2)      ($)(3)      STOCK($)(5)   OPTIONS(#)(6)   COMPENSATION
      ------------------        ----   ---------   --------   ------------   -----------   -------------   ------------
James R. Malone(7)              2000   $340,225    $162,500     $50,000       $      0        235,000        $ 28,300(8)
Chairman and Chief              1999   $180,209    $      0     $50,000       $      0         66,666        $  8,898(8)
Executive Officer               1998   $320,667    $300,000          --       $255,850              0        $ 88,060(9)
Carl H. Young III(10)           2000   $259,000    $125,000          --       $      0        100,000        $ 15,500(11)
President and                   1999   $269,792    $      0          --       $      0         66,666        $ 13,000(12)
General Counsel                 1998   $247,833    $300,000          --       $255,850              0        $135,945(13)
Joseph L. Najm(14)              2000   $120,400    $139,036          --       $      0              0        $  1,800(15)
Vice President-Operations       1999   $ 67,542    $ 52,500          --       $ 13,750         10,000        $      0
                                1998         --          --          --             --             --              --
Julie McGraw(16)                2000   $122,975    $ 64,500          --       $      0         25,000        $  1,725(15)
Vice President, Treasurer and   1999   $103,542    $ 20,000          --       $ 11,250          7,500        $      0
Chief Financial Officer         1998         --          --          --             --             --              --

---------------

 (1) Salary amounts include automobile allowance and automobile insurance.

 (2) Amounts paid to Mr. Malone and Mr. Young in 1998 were pursuant to a stay bonus agreement with each individual related to the sale of Bliss Manufacturing Company, a former subsidiary, in 1998. The amount paid in 1999 to Ms. McGraw is pursuant to a separate stay bonus arrangement. Amount paid to Mr. Najm in 1999 includes an employment bonus and a guaranteed incentive bonus. Amounts paid in 2000 were pursuant to the Company's incentive bonus plan for senior management, plus for Mr. Najm an additional bonus based on cost reductions at the Company's manufacturing facility.

 (3) No executive officer received perquisites or other benefits required to be disclosed under applicable regulations except for James R. Malone. In 1999 and 2000 he received a lump sum payment to be spent in his discretion on such perquisites and benefits as he desired.

 (4) The Company maintains plans under which stock options may be awarded. The Company does not, however, make "long term compensation awards" as that term is used in applicable SEC rules, because the amount of Company incentive awards is not measured by performance of the Company over longer than a one-year period.

 (5) Reflects the fair market value of grants of restricted stock on the dates of grant. At September 30, 2000 Ms. McGraw held 6,500 shares of unvested restricted stock with a value of $7,313. Restricted stock awarded in 1999 to Mr. Najm vested in eight months. Restricted stock awarded in 1999 to Ms. McGraw vested in three approximately equal installments on the date of the award and on the first and second anniversary dates of the award. In 1998 Mr. Malone and Mr. Young received an award of restricted stock vesting over seven quarters. The shares that vested on April 1, 1998 and July 1, 1998 were surrendered and returned to the Company. The value of the restricted shares shown in the above table does not include the surrendered shares. No dividends have been paid on the shares awarded in the above table because no dividends have been declared by the Company since those shares were awarded.

 (6) Reflects the number of shares of Common Stock of the Company covered by stock options granted during the year. No stock appreciation rights ("SAR"), either in conjunction with or separate from stock options, were granted to the named executives during the years shown.

 (7) Mr. Malone was elected as Chairman of the Company in December 1996 and Chief Executive Officer in May 1997.

 (8) Life insurance premium.

 (9) Includes relocation expenses ($79,162) and life insurance premium ($8,898).

(10) Mr. Young was elected President effective July 1998. He was elected Executive Vice President and General Counsel in May 1997 and previously served as Vice President-Administration and General Counsel from February 1997 to May 1997.

(11) Includes life insurance premium ($13,000) and matching contribution to the Company's Salary Deferral Plan ($2,500).

(12) Life Insurance Premium.

(13) Includes relocation expenses ($122,945) and life insurance premium
     ($13,000).

(14) Mr. Najm was elected Vice President-Operations in March 1999. From 1995 to 1999 he served as Vice President-Operations of The Kirby Company, a vacuum cleaner manufacturer.

(15) Matching contribution to the Company's Salary Deferral Plan.

(16) Ms. McGraw was elected Controller and Chief Accounting Officer in March 1998, Vice President in December 1998 and Treasurer and Chief Financial Officer in March 2000. She served as Assistant Controller of the Company from 1996 to 1998.

1992 OMNIBUS LONG-TERM COMPENSATION PLAN

     In 1992, the stockholders of the Company adopted the Omnibus Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to advance the long-term interests of the Company by motivating executive personnel by means of long-term stock based or derivative compensation, to align the interests of participants with those of the stockholders, and to permit the Company to attract and retain Directors and executive personnel.

     The Plan provides for the grant of the following types of awards: stock options, including incentive stock options; stock appreciation rights, in tandem with stock options or freestanding; common stock awards; phantom stock; restricted stock; and performance shares. Awards are determined by the Compensation Committee and approved by the Board of Directors.

     The following table sets forth information regarding options granted in 2000 to the named executive officers:

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                         NUMBER OF     PERCENT OF                                         STOCK
                         SECURITIES      TOTAL                                      PRICE APPRECIATION
                         UNDERLYING     OPTIONS                                      FOR OPTION TERM
                          OPTIONS      GRANTED TO    EXERCISE     EXPIRATION       --------------------
         NAME             GRANTED      EMPLOYEES     PRICE(1)        DATE           5%($)      10%($)
         ----            ----------   ------------   --------  -----------------   --------   ---------
James R. Malone           135,000          31%       $1.0625       March 8, 2005   $39,629    $ 87,570
                          100,000          24%       $1.25       August 29, 2010   $78,612    $199,218
Carl H. Young III         100,000          24%       $1.25       August 29, 2010   $78,612    $199,218
Julie McGraw               25,000           6%       $1.0625       March 8, 2005   $ 7,339    $ 16,217

---------------

(1) The stock options issued in 2000 were valued at the closing prices on dates of grant.

     The following table sets forth information regarding stock options held at the end of the fiscal year by the named executive officers. There were no stock option exercises in 2000 by any named executive officer.

                                           NUMBER OF SHARES OF
                                         COMMON STOCK UNDERLYING           VALUE OF UNEXERCISED
                                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                          SEPTEMBER 30, 2000(1)           SEPTEMBER 30, 2000(2)
                                       ----------------------------    ----------------------------
                NAME                   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                ----                   -----------    -------------    -----------    -------------
James R. Malone                          240,283         142,383         $5,882          $2,555
Carl H. Young, III                       141,666         100,000         $    0          $    0
Joseph L. Najm                             6,666           3,334         $    0          $    0
Julie McGraw                              39,000           2,500         $1,563          $    0

---------------

(1) There were no SARs outstanding at September 30, 2000 and none were granted during the year.

(2) The "value of unexercised in-the-money options at September 30, 2000" was calculated by determining the difference between the fair market value of the underlying shares of Common Stock at September 30, 2000 ($1.125 per share) and the exercise price of the option. An option is "in-the-money" when the fair market value of the underlying shares of Common Stock exceeds the exercise price of the option. The only options held by the named executive officers that were "in the money" on September 30, 2000 were those granted in March 2000.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Mr. Malone, Mr. Young, Mr. Najm and Ms. McGraw that state that they are to receive one year's salary in the event of termination of employment without cause. Certain executives of the Company, including the named executive officers, also have agreements which provide that in the event of termination of employment without cause (other than for death or disability, or voluntary termination by the employee) in the twelve months following a change in control (as defined in the agreement), the executives are to receive compensation equal to a certain number of months of salary. In the case of Mr. Malone and Mr. Young, this compensation is equal to two years' base salary. In the case of Ms. McGraw and Mr. Najm, this compensation is equal to one years' base salary.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for recommending to the Board of Directors the compensation of executive officers and key employees of the Company. In 2000 the Compensation Committee was composed of Robert J. Abrahams (Chairman), Thomas N. Davidson and Mark A. Kirk (resigned November 10, 2000).

     The Compensation Committee annually reviews compensation of the Chief Executive Officer, other executive officers and key employees of the Company. The Compensation Committee meets at least annually to monitor performance and fix awards based on performance standards and to review compensation decisions. The Committee's policy in evaluating and compensating executive officers and key employees is to consider the performance of the Company as a whole and the individual's contribution toward the Company's attainment of established Company and individual goals. Factors considered in evaluating performance are both subjective (such as the individual's performance and development) and objective (such as the attainment of specified financial goals).

     The composition of compensation varies broadly among executive officers and key employees of the Company based on their responsibilities. Generally, base salary is targeted at competitive rates believed by the Committee members to be necessary in their experience to retain qualified personnel. The Company maintains an Incentive Bonus Plan under which participating employees may be eligible for a bonus if the Company meets certain financial targets, which are established annually by the Compensation Committee. For 2000, maximum bonus payable to an individual was a percentage of base salary ranging from 10% to 50%. No bonuses were to be paid in 2000 unless the Company's earnings before interest, taxes, depreciation and amortization (EBITDA) met or exceeded a specified minimum target. The maximum targeted EBITDA level was reached, and the maximum bonuses were paid in 2000. From time to time, the Company engages outside compensation consultants to provide information and advice about competitive levels of compensation and particular compensation techniques.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Malone's base salary has been set by the compensation Committee at $325,000 per year, an amount which the Committee believes is competitive with other consumer goods companies of similar size. Mr. Malone receives other benefits available generally to all executives and was also given a lump sum payment of $50,000 to be spent in his discretion for other benefits. The Company also paid life insurance premiums for Mr. Malone. Mr. Malone received his maximum bonus of $162,500 as noted above.

                         For the Compensation Committee

                               Robert J. Abrahams
                               Thomas N. Davidson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert J. Abrahams, Thomas N. Davidson and Mark A. Kirk (resigned from the Board of Directors in November 2000) served as members of the Compensation Committee in 2000. Robert J. Abrahams provides consulting services to the Company relating to retail financing programs for the Company's distributors worldwide. He received $50,000 for these services in fiscal 2000.

PERFORMANCE COMPARISONS

     The following chart compares the cumulative shareholder return of the Company for the five years ended September 30, 2000 to the NASDAQ National Market Composite Index and a Company-determined peer group. The Company's Common Stock is traded on the OTC Bulletin Board. The chart assumes the investment of $100 on September 30, 1995 and the immediate reinvestment of all dividends. The companies making up the peer group are in industries believed to be comparable to the Company.

                          PERFORMANCE GRAPH AND TABLE


                                1995      1996      1997      1998      1999      2000
                               ------    ------    ------    ------    ------    ------
                                                       (DOLLARS)
HMI Industries Inc. .........  100.00     49.59     38.57     12.86     12.86      8.26
Peer Group...................  100.00    146.70    262.55     65.11     81.08     53.66
NASDAQ Market Index..........  100.00    116.75    158.69    164.91    266.79    364.95

     The peer group companies include companies believed to be in similar lines of business as the Company. The companies in the peer group are Applica Incorporated, National Presto Industries, Inc., Royal Appliance Mfg. Co., Salton, Inc. and Sunbeam Corporation. Some of the Company's direct competitors are divisions of larger corporations, privately held corporations or foreign corporations and are not included in the peer comparisons since the pertinent information is not available to the public.

                              RELATED TRANSACTIONS

     The Company has an agreement with Gary W. Moore, a beneficial owner of 5% of the Company's Common Stock, which was entered into in 1997 and amended in 1998 and 2000, pursuant to which the Company is providing cash and property to Mr. Moore on a monthly basis. This arrangement was entered into in order to settle issues between Mr. Moore and the Company arising out of Mr. Moore's position as a former distributor of the Company's products; an employment contract between Mr. Moore and a former subsidiary of the Company pursuant to which Mr. Moore served as President of that subsidiary; and a consulting agreement between Mr. Moore and the Company. During 2000 the Company paid Mr. Moore $10,000 per month in cash, provided him monthly with parts with a wholesale value of $10,000, and issued shares of Common Stock to him on the first business day of the month valued at $10,000 based on the closing price of the Common Stock on the last trading day of the prior month. Under this arrangement, Mr. Moore received $120,000 in cash, $120,000 worth of parts, and 97,221 shares of Common Stock during 2000. Effective October 1, 2000, this arrangement was amended and Mr. Moore receives $20,000 in cash and $10,000 worth of Common Stock each month. This arrangement continues until May 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers, directors and owners of more than 10% of the Company's common stock file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission and to furnish the Company with a copy of all such reports they file.

     Based solely on a review of the copies of such forms the Company has received, the Company believes that all of its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended September 30, 2000, except for Robert
J. Abrahams and Thomas N. Davidson, directors, who on one occasion each were delinquent in filing a Form 4 prior to the due date. The delinquencies were inadvertent and the required filings were made promptly after the failure to file on a timely basis was noted.

                           PROPOSALS OF STOCKHOLDERS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders to be held in the year 2002 and wishes to include in the proxy statement must be received by the Secretary of the Company at its executive offices at Genesis Office Building, 6000 Lombardo Center, Seven Hills, Ohio 44131 no later than September 26, 2001. If the Company is not notified of a stockholder proposal by December 11, 2001, then the proxies held by management may provide the discretion to vote against such proposals. All proposals submitted must be accompanied by the name, address, telephone number and number of shares owned by the proposing stockholder. If the proposing stockholder is not a shareholder of record, proof of beneficial ownership must be submitted. All proposals must be a proper subject for action by shareholders and must comply with the rules of the Securities and Exchange Commission.

                     OTHER MATTERS; SOLICITATION OF PROXIES

     As of the time of preparation of this proxy statement, the Board of Directors knows of no matters other than those described herein. However, if any other matter properly comes before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

     Costs of solicitation will be borne by the Company. Solicitation will be by mail, except for any incidental personal solicitation made by directors, officers and regular employees of the Company.

                                        By Order of the Board of Directors

                                        /s/ John S. Meany, Jr.
                                        John S. Meany, Jr.
                                        Secretary

January 25, 2001
Seven Hills, Ohio

                                   APPENDIX A

                              HMI INDUSTRIES INC.
                            AUDIT COMMITTEE CHARTER

                                    PURPOSE

     The primary function of the Audit Committee ("Committee") is to act on behalf of the Board of Directors ("Board") in fulfilling its oversight responsibilities by reviewing: the annual financial reports provided by HMI Industries Inc. ("Corporation") to the Securities and Exchange Commission ("SEC") or the public; the Corporation's systems of internal controls that management and the Board have established; and the Corporation's auditing and financial reporting process generally.

     The Committee's primary duties and responsibilities are to:

          - Review and appraise the audit efforts of the Corporation's independent accountants.

          - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

     The Corporation and the Committee confirm that the Corporation's independent accountants are ultimately accountable to the Board and the Committee, and that the Committee and the Board have the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent accountants.

     The Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

                              COMPOSITION AND TERM

     The Committee shall consist of three or more directors as determined by the Board. Each Committee member shall be free of any relationship with the Corporation that may interfere with the exercise of his or her independence from management and the Corporation. Each Committee member shall be financially literate, or become financially literate within a reasonable time after his or her appointment to the Committee, and at least one Committee member shall have accounting or related financial management expertise, in each case as determined by the Board in its business judgment.

     The Board shall elect the members of the Committee at the annual organizational meeting of the Board, and each Committee member shall serve until his or her successor is duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

                                    MEETINGS

     The Committee shall hold at least two meetings annually (which may be in person or by telephone) and shall meet more frequently as it considers necessary. If the Committee considers it necessary, it may meet in executive session. Members of the Committees and the Committee's secretary, and only those advisors and members of management designed by a Committee member, shall attend executive sessions. The Committee shall meet at least annually in a separate executive session with management and the independent accountants to discuss any matter that the Committee or the applicable other participant believes should be discussed privately. The minutes of each meeting will be distributed to all of the Directors.

                          RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

DOCUMENTS/REPORTS REVIEW

          1. Review this Charter at least annually, and update it as conditions dictate.

          2. Review with financial management and the independent accountants the Corporation's audited financial statements to be included in its Annual Report on Form 10-K, prior to its filing.

          3. Comply with all requirements applicable to the Committee or its activities under the Securities Act of 1934, as amended, or under other applicable law.

INDEPENDENT ACCOUNTANTS

          4. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. The Committee shall ensure that the independent accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent accountants and the Corporation. The Committee shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationship or service that may affect the independent accountants' objectively and independence and shall recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

          5. Review the performance of the independent accountants and approve any nonaudit engagement by the Corporation of the independent accountants and any proposed discharge of the independent accountants.

          6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

          7. Evaluate together with the Board the performance of the independent accountants, and if so determined by the Committee, recommend that the Board replace the independent accountants.

FINANCIAL REPORTING PROCESSES

          8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          9. Consider major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

          10. Review the Corporation's accounting treatment of unusual or nonrecurring transactions.

PROCESS IMPROVEMENT

          11. Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

          12. Review with the independent accountants any problems or difficulties the accountants may have encountered in any management letter provided by the accountants and the Corporation's response to that letter.

          13. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulty encountered during the course of the audit, including any restriction on the scope of work or on access to required information.

          14. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

          15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to the implementation of changes or improvements, as determined by the Committee.)

COMPLIANCE MATTERS

          16. Obtain reports (written or oral) from management and the independent accountants that the Corporation's subsidiaries and foreign affiliated entities are in conformity with applicable legal requirements.

          17. Review, with the Corporation's counsel, any legal matter that the Committee has been advised may have a significant impact on the Corporation's financial statements.

                              HMI INDUSTRIES INC.

     GENESIS OFFICE BUILDING, 6000 LOMBARDO CENTER, SEVEN HILLS, OHIO 44131

                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 8, 2001
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James R. Malone, John S. Meany, Jr. and Carl
H. Young III or any of them, each with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of HMI Industries Inc., to be held at the Genesis Office Building, 6000 Lombardo Center, Seven Hills, OH 44131 on Thursday, March 8, 2001, at 10:00 A.M. Eastern Standard Time, and at any adjournment or postponement thereof upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1. Election of Directors      [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
                               (except as noted to the contrary below)        to vote for all nominees listed below

  NOMINEES: John S. Meany, Jr., Barry L. Needler

  INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME ON THE FOLLOWING LINE:

--------------------------------------------------------------------------------

2. Ratification of the selection of PricewaterhouseCoopers LLP as auditors of the Company for the fiscal year 2001.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN
3. In their discretion, the Proxies are authorized to vote upon all other matters properly brought before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THE SPACE PROVIDED. TO THE EXTENT NO DIRECTIONS ARE GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.


Dated                              , 2001
      ----------------------------              -------------------------------

                                                           Signature

                                                --------------------------------
                                                  Signature (if jointly held)

                                                Where stock is registered
                                                jointly in the names of two or
                                                more persons, all should sign.
                                                Signature should correspond
                                                exactly with the name on the
                                                stock certificate. Persons
                                                signing in a representative
                                                capacity should indicate that
                                                capacity.
                                                     I DO [ ]    DO NOT [ ]
                                                       PLAN TO ATTEND THE
                                                   ANNUAL MEETING IN PERSON.

                                   Proxy Card